UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

Carriage Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 332-8400

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2005, Carriage Services, Inc. (“Carriage”) entered into a Second Amendment to Credit Agreement (“Second Amendment”) with its current lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent.  This Second Amendment amends the Credit Agreement dated August 4, 2003, as modified by the Commitment Increase Agreement dated May 13, 2004 and the First Amendment to Credit Agreement dated January 7, 2005 (as modified and amended, the “Credit Agreement”).  The purposes of this Second Amendment were (1) to amend the definition of the Fixed Charge Coverage Ratio to take into account the make-whole premium paid to the holders of Carriage’s senior notes that were retired in January 2005, and the payment in March 2005 of deferred interest to the holders of Carriage’s TIDES preferred securities, out of the proceeds of Carriage’s $130 million in aggregate principal amount of 7.875% Senior Notes due 2015 completed in January 2005; and (2) to extend the date by which Carriage may be required to grant Collateral under the Credit Agreement to April 29, 2005.

On March 30, 2005, Carriage entered into an employment agreement with George J. Klug, its Senior Vice President of Information Systems and Chief Information Officer, providing for an annual base salary to him currently set at $190,000, plus certain benefits including but not limited to eligibility for a year-end bonus based on performance, eligibility for stock option and restricted stock grants, and other benefits generally available to employees.  The agreement extends through December 31, 2007 and may sooner terminate with no further obligation of Carriage for additional payments upon the death or disability of the employee or his termination from employment for cause.  If Mr. Klug is terminated without cause, Carriage is obligated to continue to pay the employee his salary and provide benefits for a period of 18 months.  Mr. Klug has agreed that for two years following the termination of his employment agreement, he will not compete with Carriage or will induce any employees of Carriage to leave Carriage.  In addition, if Carriage undergoes a “Corporate Change” (as defined in our 1996 Incentive Plan) and Mr. Klug leaves our employment, then he would be entitled to receive compensation and benefits for 18 months or until the remainder of his contract term, whichever is longer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: April 1, 2005	By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and Chief Financial Officer